                                                                  Exhibit (99)-6

                          CONSENT OF EDWARD A. CROOKE

    In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to be named as a person to become a director of Constellation Energy Corporation in the Joint Proxy Statement/ Prospectus, which is part of a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about December 5, 1995.

                                          /s/ Edward A. Crooke
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                                            Edward A. Crooke

December 5, 1995
Baltimore, Maryland